SEC UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ZEUUS, INC.
(Exact name of registrant as specified in its charter)

Nevada	37-1830331
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

9th Floor, 31 West 27th Street
New York, NY	10001
(Address of principal executive offices)	(Zip code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
not applicable	not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [X]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [ ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): _______________________________________

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share
(title of class)

INFORMATION REQUIRED IN REGISTRATION STATTEMENT

Item l. Description of Registrant’s Securities to be Registered.

The following description of the common stock, par value $0.001 per share, of Zeuus, Inc., a Nevada corporation, is qualified in its entirety by reference to the full text of our Articles of Incorporation and Bylaws, which are included as Exhibits 3.1 and 3.2, respectively, to this Registration Statement on Form 8-A and are incorporated herein by reference.

A description of our common stock is set forth under “Description of Securities” in our Post-Effective Amendment No. 4 to Registration Statement on Form S-1/A, filed with the U.S. Securities and Exchange Commission on February 25, 2019, and is incorporated herein by reference.

Item 2. Exhibits.

The following are filed as exhibits to this registration statement:

Exhibit Number*	Title of Document	Location

Item 3	Articles of Incorporation and Bylaws
3.1	Articles of Incorporation	Incorporated by reference from the Registration Statement on Form S-1 filed November 28, 2016

3.2	Bylaws	Incorporated by reference from the Registration Statement on Form S-1 filed November 28, 2016

3.3	Certificate of Amendment to Articles of Incorporation filed September 25, 2020	This filing.

_______________________________________

*

All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ZEUUS, INC.

Dated: June 21, 2021	By:	/s/ Bassam Al-Mutawa
Bassam Al-Mutawa
Chief Executive Officer

2